Exhibit 99.01

CONTACTS:
	For Media Inquiries:	For Investor Inquiries:
	Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192

CEPHEID REPORTS 2012 SECOND QUARTER RESULTS

SUNNYVALE, California, July 19, 2012 – Cepheid (Nasdaq: CPHD) today reported revenues for the second quarter of 2012 of $81.0 million, representing growth of 21% from $67.0 million for the second quarter of 2011. Net income was $1.1 million, or $0.02 per share, which compares to net income of $1.8 million, or $0.03 per share, in the second quarter of 2011.

Excluding employee stock-based compensation and amortization of purchased intangible assets, non-GAAP net income for the second quarter was $7.9 million, or $0.11 per share. This compares to non-GAAP net income of $7.2 million, or $0.11 per share, in the second quarter of 2011.

“Growth in our installed base was strong during the second quarter, with a total of 271 GeneXpert system placements. With a cumulative total of 3,350 placements globally, it is clear that benefits of our innovative system and our growing menu of Xpert tests continues to drive broad market adoption of our GeneXpert system,” said John Bishop, Cepheid’s Chief Executive Officer. “We continued to execute well on test menu expansion during the quarter. Our CT/NG test is now under FDA review in the United States, and we have been very encouraged by early customer feedback following the product’s release in Europe.”

“Looking forward, we continue to expect sales of our Xpert MTB/RIF test to grow to volumes in the millions in the next several years. However, we do expect that certain features of the HBDC program could slow our progress on overall profitability goals in the immediate-term,” continued Bishop. “Coupled with a number of macro factors, namely less favorable currency rates and potentially lengthening capital sales cycles as we approach elections here in the United States, we are taking a more cautious view for the remainder of the year.”

Operational Overview

-	Total product sales of $78.5 million in the second quarter of 2012 compared to $63.6 million in the second quarter of 2011. By business, product sales were, in millions:

	Three Months Ended June 30,
	2012	2011	Change
Clinical Systems	$13.9	$13.2	5%
Clinical Reagents	55.8	44.1	27%

Total Clinical	69.7	57.3	22%
Non-Clinical	8.8	6.3	40%

Total Product Sales	$78.5	$63.6	23%

-	By geography, product sales were, in millions:

	Three Months Ended June 30,
	2012	2011	Change
North America
Clinical	$47.5	$42.1	13%
Non-Clinical	6.9	5.6	23%

Total North America	54.4	47.7	14%
International
Clinical	22.2	15.2	46%
Non-Clinical	1.9	0.7	171%

Total International	24.1	15.9	52%

Total Product Sales	$78.5	$63.6	23%

-	During the quarter, Cepheid installed a total of 133 GeneXpert systems in its commercial Clinical business. Additionally, the Company placed a total of 138 GeneXpert systems as part of its High Burden Developing Country (HBDC) program. Including the HBDC systems, a cumulative total of 3,350 GeneXpert systems have been placed worldwide as of June 30, 2012.

-	GAAP gross margin on product sales was 55% and non-GAAP gross margin on product sales was 57%, which compares to 54% and 55%, respectively, in the second quarter of 2011.

-	Cash and cash equivalents were $97.3 million as of June 30, 2012.

-	DSO was 41 days.

Business Outlook

For the fiscal year ending December 31, 2012, the Company expects:

-	Total revenue to be in the range of $333 to $347 million;

-	Net income per share in the range of $0.00 to $0.04; and

-	Non-GAAP net income per share in the range of $0.38 to $0.42.

Expected non-GAAP net income per share excludes the effect of approximately $26 million related to stock-based compensation expense, approximately $2.8 million related to the amortization of acquired intangibles, and a $1.8 million tax benefit related to an intercompany intellectual property transaction. The fully diluted share count for the year is expected to be between 70 and 71 million.

The following table reconciles net income per share to the non-GAAP net income per share range:

	Guidance Range for Year Ending December 31, 2012
	Low	High
Net Income Per Share	$—	$0.04
Stock Compensation Expense	0.37	0.37
Tax Benefit Related to Intercompany IP Transaction	(0.03)	(0.03)
Amortization of Purchased Intangible Assets	0.04	0.04

Non-GAAP Measure of Net Income Per Share	$0.38	$0.42

Accessing Cepheid’s Second Quarter Results’ Conference Call

The Company will host a management presentation at 2:00 p.m. Pacific Time on Thursday, July 19, 2012 to discuss the results. To access the live webcast, please visit Cepheid’s website at www.cepheid.com/investors at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include stock-based compensation expense, amortization of acquired intangible assets and a tax benefit related to an intercompany intellectual property transaction. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee stock-based compensation expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes employee stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results in the period incurred. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of purchased intangible assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Tax benefit related to an intercompany intellectual property (IP) transaction. The Company excluded a tax benefit related to an intercompany IP transaction from its results for non-GAAP net loss for the first quarter ended March 31, 2012 and for the six months ended June 30, 2012. The Company excluded this item as it believes it is non-recurring in nature, and does not have a direct impact on the operation of the Company’s core business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to future volumes of product sales and future revenues, future net income per share and future non-GAAP net income per share. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing direct sales and the effectiveness of our sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop new products and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; variability in systems placements and reagent pull-through in the Company’s HBDC program; unforeseen supply, development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six months Ended June 30,
	2012	2011	2012	2011
Revenues:
System sales	$14,539	$14,138	$27,770	$26,829
Reagent and disposable sales	63,915	49,454	125,977	94,400

Total product sales	78,454	63,592	153,747	121,229
Other revenues	2,561	3,437	4,560	6,019

Total revenues	81,015	67,029	158,307	127,248

Costs and operating expenses:
Cost of product sales	35,072	29,254	70,680	54,564
Collaboration profit sharing	1,645	1,093	3,329	2,185
Research and development	16,118	13,915	38,220	27,489
Sales and marketing	15,108	11,879	29,620	23,326
General and administrative	11,011	8,905	22,062	16,535

Total costs and operating expenses	78,954	65,046	163,911	124,099

Income (loss) from operations	2,061	1,983	(5,604)	3,149
Other expense, net	(572)	(400)	(334)	(599)

Income (loss) before income taxes	1,489	1,583	(5,938)	2,550
Benefit from (provision for) income taxes	(354)	244	1,547	(196)

Net income (loss)	$1,135	$1,827	$(4,391)	$2,354

Basic net income (loss) per share	$0.02	$0.03	$(0.07)	$0.04

Diluted net income (loss) per share	$0.02	$0.03	$(0.07)	$0.04

Shares used in computing basic net income (loss) per share	65,695	62,120	65,361	61,638

Shares used in computing diluted net income (loss) per share	68,869	66,390	65,361	65,727

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$97,267	$115,008
Accounts receivable, net	36,826	35,375
Inventory	70,997	62,239
Prepaid expenses and other current assets	12,721	5,245

Total current assets	217,811	217,867
Property and equipment, net	45,795	35,833
Other non-current assets	834	730
Intangible assets, net	19,089	13,795
Goodwill	26,911	18,445

Total assets	$310,440	$286,670

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,680	$32,167
Accrued compensation	16,616	17,928
Accrued royalties	7,878	8,357
Accrued and other liabilities	2,335	3,086
Current portion of deferred revenue	8,418	8,176
Current portion of notes payable	161	—

Total current liabilities	62,088	69,714
Long-term portion of deferred revenue	2,200	2,003
Notes payable, less current portion	1,623	—
Other liabilities	4,268	3,120

Total liabilities	70,179	74,837

Shareholders’ equity:
Common stock	345,302	324,211
Additional paid-in capital	104,732	93,144
Accumulated other comprehensive income	173	33
Accumulated deficit	(209,946)	(205,555)

Total shareholders’ equity	240,261	211,833

Total liabilities and shareholders’ equity	$310,440	$286,670

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(4,391)	$2,354
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	6,308	5,031
Amortization of intangible assets	2,633	3,452
Stock-based compensation related to employees and consulting services rendered	11,567	9,343
Changes in operating assets and liabilities:
Accounts receivable	761	(3,527)
Inventory	(5,950)	(7,650)
Prepaid expenses and other current assets	(7,475)	(1,440)
Other non-current assets	(105)	(74)
Accounts payable and other current liabilities	(12,233)	2,145
Accrued compensation	(1,312)	1,069
Deferred revenue	438	13

Net cash provided by (used in) operating activities	(9,759)	10,716
Cash flows from investing activities:
Capital expenditures	(11,168)	(6,974)
Payments for technology license	—	(1,000)
Cost of acquisitions, net	(17,462)	(296)

Net cash used in investing activities	(28,630)	(8,270)
Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options	21,091	16,962
Principal payment of notes payable	—	(757)

Net cash provided by financing activities	21,091	16,205
Effect of exchange rate change on cash	(443)	63

Net increase (decrease) in cash and cash equivalents	(17,741)	18,714
Cash and cash equivalents at beginning of period	115,008	79,538

Cash and cash equivalents at end of period	$97,267	$98,252

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cost of product sales	$35,072	$29,254	$70,680	$54,564
Stock compensation expense	(700)	(435)	(1,335)	(934)
Amortization of purchased intangible assets	(333)	(345)	(666)	(689)

Non-GAAP measure of cost of product sales	$34,039	$28,474	$68,679	$52,941
Gross margin on product sales per GAAP	55%	54%	54%	55%
Gross margin on product sales per Non-GAAP	57%	55%	55%	56%
Operating expenses	$42,237	$34,699	$89,902	$67,350
Stock compensation expense	(5,346)	(4,508)	(10,209)	(8,409)
Amortization of purchased intangible assets	(381)	(107)	(697)	(215)

Non-GAAP measure of operating expenses	$36,510	$30,084	$78,996	$58,726
Income (loss) from operations	$2,061	$1,983	$(5,604)	$3,149
Stock compensation expense	6,046	4,943	11,544	9,343
Amortization of purchased intangible assets	714	452	1,363	904

Non-GAAP measure of income from operations	$8,821	$7,378	$7,303	$13,396
Net income (loss)	$1,135	$1,827	$(4,391)	$2,354
Stock compensation expense	6,046	4,943	11,544	9,343
Tax benefit related to intercompany IP transaction	—	—	(1,815)	—
Amortization of purchased intangible assets	714	452	1,363	904

Non-GAAP measure of net income	$7,895	$7,222	$6,701	$12,601
Basic net income (loss) per share	$0.02	$0.03	$(0.07)	$0.04
Stock compensation expense	0.09	0.08	0.18	0.15
Tax benefit related to intercompany IP transaction	—	—	(0.03)	—
Amortization of purchased intangible assets	0.01	0.01	0.02	0.01
Non-GAAP measure of net income per share	$0.12	$0.12	$0.10	$0.20
Diluted net income (loss) per share	$0.02	$0.03	$(0.07)	$0.04
Stock compensation expense	0.08	0.07	0.18	0.14
Tax benefit related to intercompany IP transaction	—	—	(0.03)	—
Amortization of purchased intangible assets	0.01	0.01	0.02	0.01

Non-GAAP measure of net income per share	$0.11	$0.11	$0.10	$0.19
Shares used in computing basic net income (loss) per share	65,695	62,120	65,361	61,638
Shares used in computing diluted net income (loss) per share	68,869	66,390	65,361	65,727
Impact of dilutive securities in periods of GAAP net loss and Non- GAAP net income	—	—	3,174	—

Shares used in computing Non-GAAP diluted net income per share	68,869	66,390	68,535	65,727